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                                                                EXHIBIT 11(a)(2)

                 AGREEMENT OF TRANSFER AND LETTER OF TRANSMITTAL

              FOR UNITS OF LIMITED PARTNERSHIP INTERESTS ("UNITS")

                                       IN

                    WNC CALIFORNIA HOUSING TAX CREDITS, L.P.

                              FOR $100.00 PER UNIT

        Subject to and effective upon acceptance for payment, the undersigned (the "Seller") hereby sells, assigns, transfers, conveys and delivers and irrevocably directs any custodian or trustee to sell, assign, transfer, convey and deliver ("Transfer") to Everest Tax Credit Investors, LLC, a California limited liability company (the "Purchaser"), all of the Seller's right, title and interest in units of limited partnership interests ("Units") of WNC California Housing Tax Credits, L. P., a California limited partnership (the "Partnership"), for $100.00 per Unit, less the amount of Distributions (as defined in the Offer to Purchase) per Unit, if any, made to Seller by the Partnership after April 14, 1998 and before the date on which the Purchaser purchases the Units tendered pursuant to the Offer (the "Purchase Date") and less any tax credits allocated to Seller after June 30, 1998, in accordance with and pursuant to the Offer to Purchase, dated May 12, 1998, as it may be supplemented or amended from time to time (the "Offer to Purchase") and this Agreement of Transfer and Letter of Transmittal, as it may be supplemented or amended from time to time (the "Letter of Transmittal," which together with the Offer to Purchase, constitutes the "Offer").

        Such Transfer shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, tax credit allocations, cash distributions, voting rights and other benefits of any nature whatsoever distributable or allocable to such Units under the Partnership's Agreement of Limited Partnership, as amended (the "Partnership Agreement"), and all certificates evidencing the same, and Seller agrees immediately to endorse and deliver to Purchaser all distribution checks received from the Partnership after the Purchase Date. The Seller hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the Seller with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote, inspect Partnership books and records or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to such Units, to deliver such Units and transfer ownership of such Units on the Partnership's books maintained by the General Partners of the Partnership, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser, to immediately revoke and withdraw all prior tenders of Units hereof, to direct any custodian or trustee holding record title to the Units to do any of the foregoing, including the execution and delivery of a copy of this Letter of Transmittal, and upon payment by the Purchaser of the purchase price, to receive all benefits and cash distributions, endorse Partnership checks payable to Seller and otherwise exercise all rights of beneficial ownership of such Units. The Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

        The Seller hereby represents and warrants to the Purchaser that: (i) the Seller owns such Units and has full power and authority to validly sell, assign, transfer, convey and deliver such Units to the Purchaser, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim; (ii) the Seller is a "United States person", as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, that the Seller does not own beneficially or of record more than 5% of the outstanding Units; (iii) the Transfer was not effected through an established securities market, or through a broker-dealer or matching agent which makes a market in Units or which provides a readily available, regular and ongoing opportunity to the Seller to sell or exchange its Units through a public means of obtaining or providing information of offers to buy, sell or exchange the Units; and (iv) if the undersigned is signing on behalf of an entity, the undersigned has authority to sign this document on behalf of the entity.

        The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase (including proration), the Purchaser may not be required to accept for payment any or all of the Units tendered hereby. In such event, the undersigned understands that this Letter of Transmittal will be effective to Transfer only those Units



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accepted for purchase by the Purchaser and any Letter of Transmittal for Units
not accepted for payment may be destroyed by the Purchaser (in accordance with its customary practice).

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity or liquidation of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of such Units.

        The Seller hereby certifies, under penalties of perjury, that (1) the number shown below on this form as the Seller's Taxpayer Identification Number is correct and (2) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding. The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal will be determined by the Purchaser and the determinations will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including this Letter of Transmittal) will be final and binding. The Purchaser will have the right to waive any defects or conditions as to the manner of tendering. Any defects in connection with tenders, unless waived, must be cured within such time as the Purchaser will determine. This Letter of Transmittal will not be valid until all defects have been cured or waived.

Date: May 12, 1998

                      ALL
-----------------------------------------------  ----------------------------------------------
Specify Number of Units Tendered                 Signature of Owner
if less than "ALL"


-----------------------------------------------  ----------------------------------------------
Your Telephone Number                            Print Name


-----------------------------------------------  ----------------------------------------------
Your Social Security or Taxpayer ID Number       Signature of Co-Owner


-----------------------------------------------  ----------------------------------------------
                                                 Print Name

-----------------------------------------------
Your Address

                                  --------------------------------------------
                                  The completed Letter of
                                  Transmittal and original
                                  Partnership Certificate(s) (if
                                  available) should be forwarded
                                  to:

                                  EVEREST PROPERTIES II, LLC
                                  199 S. Los Robles Ave., Suite 440
                                  Pasadena, CA 91101
                                  Attn: Securities Processing Department
                                  (626) 585-5920

                                  RE:  WNC CALIFORNIA HOUSING TAX CREDITS,
                                       L.P., A CALIFORNIA LIMITED PARTNERSHIP
                                  ---------------------------------------------
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                                  INSTRUCTIONS

IF SELLER IS THE BENEFICIAL OWNER OF RECORD:

1. Sign the Letter of Transmittal.

2. Indicate the Number of Units Tendered, if less than "All".

3. Fill in Telephone Number, Social Security or Tax ID Number and Address.

4. Return the Letter of Transmittal in the envelope provided.

IF OWNED JOINTLY:

1. Joint owner should sign, as well.

2. If joint owner is deceased and the Units have not been reregistered, owner should send:

        o  A copy of the Death Certificate

IF UNITS HAVE BEEN INHERITED OR ARE OWNED BY AN ESTATE:

        Executor should submit:

        o   A copy of the Death Certificate.

        o Letter of Testamentary or Will showing your beneficial ownership or executor capacity.

IF UNITS ARE HELD IN A TRUST:

        Please provide first, last, and other applicable pages of the Trust Agreement showing authorized signatory.

IF UNITS ARE HELD BY A CORPORATION:

        Corporate resolutions required showing authorized signatory.



         SEND IN THE ORIGINAL LIMITED PARTNER CERTIFICATE IF AVAILABLE.